Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	04/16/2012
				Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	260,787.33
		Class B Note Interest Requirement	40,227.83
		Net Class C Note Interest Requirement	85,492.81		386,507.97

(iii)		Collections of Principal Receivables			165,327,860.31

(iv)		Collections of Finance Charge Receivables			11,473,061.80

(v)		Aggregate Amount of Principal Receivables			1,238,319,046.74

		Investor Interest			725,000,000.00
		Adjusted Interest			725,000,000.00

		Floating Investor Percentage			58.55%
		Fixed Investor Percentage			58.55%

(vi)		Receivables Delinquent (As % of Total Receivables)

		Current to 29 days			97.63%

		30 to 59 days			0.63%

		60 to 89 days			0.47%

		90 or more days			1.27%
		Total Receivables			100.00%

(vii)		Investor Default Amount			2,927,724.69

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)			13.84%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			10,868,895.13

(xvii)	Note Rate	Class A	0.48175%
		Class B	0.89175%
		Class C	1.49175%

(xviii)		Spread Account			7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President